                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-88057 of Huntsman ICI Holdings LLC on Form S-4 of our report dated August 12, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Salt Lake City, Utah

November 30, 1999